                                                                    EXHIBIT 99.1

                                      THE
                           STEVE Y. KIM LIVING TRUST
                           (Dated: January 12, 1998)



                                   ARTICLE 1
                              DECLARATION OF TRUST
                              --------------------

  1.1  Trust Establishment:  STEVE Y. KIM (referred to herein as "Trustee")
       -------------------
declares that STEVE Y. KIM (referred to herein as "Settlor") has or will transfer, convey and deliver all of his right, title and interest in and to certain property as a gift in trust and without consideration. Said property, which together with any other property which may later become subject to this Trust, shall constitute the Trust Estate, and shall be held, administered and distributed as provided below.

  1.2  Name of Trust:  This Trust is established for the primary benefit of the
       -------------
Settlor, and the secondary benefit of the Settlor's wife, HWA JIN KIM, the Settlor's mother, JUNG SOOK KIM, the Settlor's sisters, OAK HEE KROGFOSS, SOOK HEE KIM, and JUNG HEE LEE, the Settlor's brother, HYON JONG KIM, and certain charitable organizations. The Settlor has intentionally and with full knowledge failed to provide herein for his children of a prior marriage, namely, ALBERT YOUNG KIM and AMY YOUNG KIM, as they are already well provided for through other trusts previously established by the Settlor. This Trust and any subsequent trusts created hereunder may be collectively referred to and known as the STEVE
Y. KIM LIVING TRUST.


                                   ARTICLE 2
                            POWER TO AMEND AND REVOKE
                            -------------------------

  2.1  Amendment During Settlor's Lifetime:  During the lifetime of the Settlor,
       -----------------------------------
this Trust may be amended, but only with the written agreement of the Settlor delivered to the Trustee.

  2.2  Revocation During Settlor's Lifetime:  During the lifetime of the
       ------------------------------------
Settlor, the Trust Estate may be revoked in whole or in part by the Settlor. The power of revocation shall be exercised by written notice delivered to the Trustee. In the event of such revocation, the Trust Estate or the revoked portion shall revert to the Settlor.

  2.3  Disability of Settlor:  All of Settlor's power to amend and revoke are
       ---------------------
personal to the Settlor and, in the event of disability, may be exercised on Settlor's behalf only by a conservator with Court approval or by an agent under a valid Durable Power of Attorney which expressly authorizes

                                              THE STEVE Y. KIM LIVING TRUST p. 1
such action. Such disability shall be determined by a licensed physician who has examined the Settlor, who is not related by blood or marriage to the Settlor or any beneficiary of this Trust, and who certifies in writing that the Settlor is unable to manage his financial affairs.

  2.4  After Death of the Settlor:  After the death of the Settlor, no trust
       --------------------------
established by this Declaration may be amended or revoked.


                                   ARTICLE 3
                   DISTRIBUTION OF INCOME AND PRINCIPAL DURING
                   -------------------------------------------
                              SETTLOR'S  LIFETIME
                              -------------------

  3.1  Income and Principal to Settlor:  During the lifetime of the Settlor, the
       -------------------------------
Trustee shall pay to Settlor so much of the net income and principal of the Trust Estate as Settlor shall request.

  3.2  Disability of Settlor:  If the Settlor is under a disability and unable
       ---------------------
to act in his own behalf, the Trustee may withhold any income payments that are directed to be made by Paragraph 3.1 above, and the Trustee shall then make such payments from the income and principal of the Trust as the Trustee deems appropriate for the Settlor's health, education, support, maintenance, comfort and general welfare. Any income not distributed shall be accumulated and added to the principal of the Trust Estate.


                                   ARTICLE 4
                   DIVISION AND DISTRIBUTION OF TRUST ESTATE
                   -----------------------------------------

  4.1  Distribution of Tangible Personal Property:  Upon the death of the
       ------------------------------------------
Settlor, the Trustee shall distribute the Settlor's tangible personal property in accordance with the provisions of a list prepared by the Settlor and attached hereto as Exhibit A. The Settlor may update such list at any time, from time to time. Such items shall be free of all death taxes. Any property not so disposed of shall be distributed pursuant to the provisions below.

  4.2  Distribution of Remaining Trust Estate:  Upon the death of the Settlor,
       --------------------------------------
and after payment of the Settlor's debts, last illness, funeral, and administration expenses, as well as any death or estate taxes, as provided in
Article 5, the remaining Trust Estate shall be distributed as follows:

       (a) Thirty percent (30%) shall be distributed outright and free of trust to Settlor's wife, HWA JIN KIM, if she is then living and she and the Settlor are then married and, if she is not then living, to HWA JIN KIM'S mother, MYOUNG AE KIM. In the event neither of them is then living, this gift shall lapse. In

                                              THE STEVE Y. KIM LIVING TRUST p. 2
         the event the Settlor and HWA JIN KIM were not married at the time of the Settlor's death, this gift shall lapse;

     (b) Five percent (5%) shall be distributed to the Settlor's mother, JUNG SOOK KIM, if she is then living and, if not, such five percent (5%) shall be distributed to the Settlor's brother, HYON JONG KIM if he is then living and, if not, this gift shall lapse;

     (c) Five percent (5%) shall be distributed to the Settlor's sister, OAK HEE KROGGFOSS, if she is then living and, if not, this gift shall lapse;

     (d) Five percent (5%) shall be distributed to Settlor's sister, SOOK HEE KIM, if she is then living and, if not, this gift shall lapse;

     (e) Five percent (5%) shall be distributed to the Settlor's sister, JUNG HEE LEE, if she is then living and, if not, this gift shall lapse;

     (f) Five percent (5%) shall be distributed to the Settlor's brother, HYON JONG KIM, if he is then living and, if not, to his then living issue, by right of representation. This gift shall be in addition to the gift to HYON JONG KIM under (b) above, in the event JUNG SOOK KIM predeceases the Settlor; and

     (g) Forty-five percent (45%) shall be distributed to one (1) or more charitable organizations as described in Sections 170(c) and 2055(a) of the Internal Revenue Code as the Settlor shall designate in a written instrument signed by him and delivered to the Trustee during his lifetime. In the event the Settlor fails to designate any such charitable organizations, such designation shall be made by HWA JIN KIM in a written instrument signed by her and delivered to the Trustee within six (6) months following the date of the Settlor's death. In the event HWA JIN KIM predeceases the Settlor, or for some other reason fails to designate one (1) or more qualified charitable organizations, such amount shall be distributed to the CALIFORNIA COMMUNITY FOUNDATION located in Los Angeles, California.

  4.3  Preventing Outright Distribution to Young Beneficiary:  If any
       -----------------------------------------------------
beneficiary entitled to outright distribution of a trust or of a portion of a trust is under age of twenty-five (25) years the Trustees shall hold and administer the beneficiary's portion of the Trust Estate for his or

                                              THE STEVE Y. KIM LIVING TRUST p. 3
her benefit. Income of the property retained in trust shall be added to principal, and the Trustees shall pay to or apply for the benefit of the beneficiary as much of the beneficiary's trust as the Trustees in the Trustees' discretion consider necessary for the beneficiary's proper health, education, support, and maintenance. When the beneficiary attains the age of twenty-five
(25) years, the Trustees shall distribute to the beneficiary all property retained in trust for his or her benefit.


                                   ARTICLE 5
                           PAYMENTS OF DEBTS AND TAXES
                           ---------------------------

5.1  Upon Death of Settlor:  The Settlor directs the Trustee to pay the
     ---------------------
Settlor's debts, last illness, funeral, and administration expenses out of the Settlor's Trust and to charge and collect all federal and state death taxes for assets passing under the Settlor's Will and outside the Settlor's Will from those persons sharing in the Settlor's taxable estate in accordance with California Probate Code provisions for death tax apportionment and allocations. These tax directions shall not apply to any gifts passing under the Settlor's Will or under this trust designated as "free of all death taxes", and the Trustee shall pay all such death taxes out of the residue of the Settlor's taxable estate.


                                   ARTICLE 6
                                OFFICE OF TRUSTEE
                                -----------------

6.1  Appointment and Succession:  During the lifetime of the Settlor, she
     --------------------------
shall serve as Trustee. Upon the death, inability or unwillingness of STEVE Y. KIM to act as Trustee, WHITTIER TRUST COMPANY shall act as Trustee. If all Trustees for any reason fail to qualify or cease to act as Trustee, then a majority of the current income beneficiaries (or their guardians, if minors) of any trusts created hereunder shall elect one or more Successor Trustees or Co-Trustees.

6.2  Power to Appoint Co-Trustee and Successor Trustee: Any individual serving
     -------------------------------------------------
as sole Trustee shall have the power to appoint one or more individuals or institutions to act as Co-Trustee or Successor Trustee. If all of the named Successor Trustees are unable or unwilling to act, and such Trustees have failed to appoint a Successor, a majority of the adult beneficiaries entitled to current income distributions hereunder shall have the power to appoint one or more such Successor Trustees.

6.3  Liability of Trustee:  Except in the case of his or her own bad faith or
     --------------------
gross negligence, each Trustee shall be responsible only for his or her own acts or omissions and shall not be responsible for the acts or omissions of a Co-Trustee, or for allowing a Co-Trustee to have custody or control of trust assets. Notwithstanding anything herein to the contrary, the primary and Successor Trustees named to act or appointed hereunder (excluding a corporate Trustee) shall not

                                              THE STEVE Y. KIM LIVING TRUST p. 4
be liable to any beneficiary of any trust hereunder or to any other person or entity for his or her own acts or omissions or for the acts or omissions of any other person, unless resulting from his or her own bad faith or gross negligence; provided, however, that in no event shall any Trustee (including a corporate Trustee) be liable to any such beneficiary or to any other person or entity for any action or non-action of the Trustee pursuant to provisions with respect to which the Trustee has sole and absolute discretion.

6.4  Resignation, Disability, and Removal of Trustee:  A Trustee may resign at
     -----------------------------------------------
any time by delivering written notice of his or her resignation to adult beneficiaries and to the guardians or parents of any minor or incompetent beneficiaries, or by giving written notice to the next Successor Trustee. Any individual Trustee shall be deemed to have automatically resigned, without further act on his or her part, immediately upon receipt by the remaining Trustee or Trustees, or the next Successor Trustee, of an acknowledged written instrument executed by a licensed physician who represents that he or she is certified by a recognized Medical Specialty Board and not related by blood or marriage to a Settlor, Trustee, or beneficiary herein, that he or she has examined such Trustee and that he or she has concluded, based upon such examination, that by reason of accident, physical or mental illness, progressive or intermittent physical or mental deterioration, or other similar cause, such Trustee has become unable to prudently exercise his or her powers as Trustee in the best interests of the beneficiaries of any trust created hereunder. The expenses of any such examination shall be paid out of the Trust Estate. Such physician shall not be liable or responsible to any such Trustee, to any beneficiary under this instrument or to any other person or entity for the consequences of his or her conclusions, as aforesaid, or for executing such instrument.

6.5  Successor Trustees Succeed to all Powers:  Any Successor Trustee shall
     ----------------------------------------
succeed as such with like effect as though originally named in this instrument. All authorities, titles and powers conferred upon the original Trustee shall pass to any Successor Trustee without further act or deed. Notwithstanding anything herein to the contrary, no Successor Trustee under this instrument shall be liable for any act or omission of his or her Predecessor nor shall he or she be obligated to inquire into the validity or propriety of any such act or omission. Any such Successor shall be entitled to accept as conclusive any accounting and statement of assets furnished to such Successor by his or her Predecessor.

6.6  Compensation:  Any individual Trustee shall be entitled to reasonable
     ------------
compensation for his or her services as Trustee. Any corporate Trustee shall be entitled to compensation in accordance with such Trustee's regularly published fee schedule in effect from time to time. A Trustee who is an attorney, accountant, investment advisor or other professional shall not be disqualified from rendering professional services to any trust created under this instrument and being compensated on a reasonable basis therefore in addition to any compensation which he or she is otherwise entitled to receive as a Trustee; neither shall a firm with which a Trustee is associated as a partner, officer, principal, employee or in any other capacity be disqualified from dealing with,

                                              THE STEVE Y. KIM LIVING TRUST p. 5
rendering services to or discharging duties for any such trust and being compensated therefore on a reasonable basis. A Trustee who performs services in connection with the regular operations of any business, partnership, firm or corporation in which the trust is financially interested, may be compensated for such services independently of his or her services as a Trustee hereunder. A firm with which a Trustee is associated, as aforesaid, may also be compensated for services performed in connection with such operations.

6.7  Bond Waiver:  No bond or other security shall be required of any Trustee
     -----------
or Special Trustee named herein for the faithful performance of such Trustee's duties in any state or jurisdiction.

6.8  Trustee Self-Dealing; Loan, Buy, and Sell:  The Trustee shall have the
     -----------------------------------------
power to loan or advance the Trustee's own funds to the Trust for any Trust purpose, with interest at current rates, to receive security for such loans in the form of a mortgage, pledge, deed of trust, or other encumbrance of any assets of the Trust, to purchase or exchange assets of the Trust at their fair-market-value as determined by an independent appraiser, to sell property to the Trust at a price not in excess of its fair-market-value and to lease assets to or from the Trust for fair-rental-value.

6.9  Trustee and Executor Transactions; Self-Dealing Permitted:  The Trustee
     ---------------------------------------------------------
and the Executor of a Settlor's estate may freely contract financial transactions between themselves, such as the purchase and sale of assets and the making of loans, secured and unsecured, notwithstanding each office being held by the same person and apparent conflicts of interest.

6.10  Transactions in Which Trustee is Interested:  Except as otherwise
      -------------------------------------------
provided herein, the general rule of law whereby actions, decisions or transactions are held to be void or voidable if a Trustee is directly or indirectly interested therein in a non-fiduciary capacity shall not be applicable to actions, decisions or transactions involving any trust under this instrument and any non-corporate Trustee who is directly or indirectly interested therein in a non-fiduciary capacity. Notwithstanding the foregoing, all such actions, decisions or transactions shall be fair and reasonable as to the Trust Estate, and the power of each Trustee hereunder shall be exercised in good faith for the benefit of the Trust Estate and in accordance with the Trustee's fiduciary obligations, except that the rule against self-dealing shall not be applicable as provided in this paragraph.

6.11  Transactions With Other Trusts:  The Trustee may enter into
      ------------------------------
transactions, including, without limitation, acquisitions or sale of trust assets and loans of money, between himself as Trustee of trusts hereunder and himself as the fiduciary of any other trusts or estates for which he is acting which involve one or more of the same beneficiaries under this instrument. Any purchase or sale made hereunder shall be at the fair market value of the asset at the time of the purchase or sale, and any loans shall bear reasonable interest and, in the Trustee's discretion, may be adequately

                                              THE STEVE Y. KIM LIVING TRUST p. 6
secured. This provision shall include, without limitation, purchases, sales or loans between the trusts hereunder.

6.12  Guarantee of Obligations: In addition to their general and specific
      ------------------------
powers as Trustee hereunder, during the lifetime of the Settlor, the Trustees shall have the power to enter into agreements as guarantor of the obligations of the Settlor or of any corporation, partnership or other business entity in which the Settlor is a shareholder or principal, whether as accommodation guarantor or for compensation, and to encumber any trust or its property as security for such guarantee or for a guarantee of such obligation entered into in the name of the Settlor. Notwithstanding the foregoing, during the Settlor's lifetime, Settlor's property may not be encumbered without Settlor's consent except with respect to guarantees relating to any business entities that are the property of the Settlor. The Trustee shall not be liable to any beneficiary of any trust hereunder or to any other person or entity for losses of any kind resulting from exercising or not exercising the powers under this paragraph.

6.13  Authority of Trustees: Except as otherwise provided in this instrument,
      ---------------------
if there are two or more Trustees acting, the exercise of all discretions, elections and powers of the Trustees and actions taken by the Trustees shall be effected by a majority of the Trustees and shall be binding upon the trusts hereunder and upon all entities and persons dealing with or interested in the trusts.


                                   ARTICLE 7
                            TRUSTEE MANAGEMENT POWERS
                            -------------------------

7.1  Introduction: For all trusts under this instrument, the Trustee shall
     ------------
have the management powers set forth below in addition to those powers now or hereafter conferred by law.

7.2  Retain or Abandon Property: The Trustee shall have the power to continue
     --------------------------
to hold any property, including shares of the Trustee's own stock, or to abandon any property that the Trustee receives or acquires.

7.3  Unproductive Property: Except when specifically restricted, the Trustee
     ---------------------
shall have the power to retain, purchase, or otherwise acquire unproductive property.

7.4  Sell, Exchange, Repair: The Trustee shall have the power to manage,
     ----------------------
control, grant options on, sell (for cash or on deferred payments with or without security), convey, exchange, partition, divide, improve, and repair trust property.

                                              THE STEVE Y. KIM LIVING TRUST p. 7

7.5  Lease: The Trustee shall have the power to lease trust property for terms
     -----
within or beyond the terms of the trust and for any purpose, including exploration for and removal of gas, oil, and other minerals and to enter into community oil leases, pooling, and utilization agreements.

7.6  Investments - General Power: To invest and reinvest the principal, and
     ---------------------------
income if accumulated, and to purchase or acquire therewith (and/or with borrowed funds) every kind of property, real, personal or mixed, and every kind of investment, specifically including, but not by way of limitation, corporate obligations of every kind, stocks, preferred or common, interests in oil, gas and other mineral property, interests in joint ventures, interests in general or limited partnerships, and operating business, all on such terms and conditions as the Trustees in their absolute discretion may deem proper; and to guarantee the obligations of any corporation, partnership or joint venture in which the trust may own an interest. The Trustees are specifically authorized to invest in any common trust funds or other collective accounts maintained by a Trustee and to become a limited partner in any limited partnership administered by a Trustee and/or a general partner in a general partnership, and to acquire, hold and possess such partnership interest as a part or all of the assets of the Trust Estate for the entire term of the trust, and to continue to invest the principal of the Trust Estate, and income if accumulated, in such partnerships, all on such terms and conditions as the Trustees in their absolute discretion may deem proper. The Trustees shall not be liable in any manner for any loss, should any loss occur, resulting from the purchase or retention of any investment, including without limitation interests in general partnerships, as a part or all of the assets of the Trust Estate. The Trustees shall have the foregoing powers notwithstanding anything to the contrary contained in this Trust or in any rule or law or equity relating to the investment of trust funds, including any rule or law requiring diversification of assets, prohibiting investment in general partnerships, prohibiting the purchase of any active business, or prohibiting delegation of authority. Additionally, the foregoing powers shall not be limited by the fact that a Trustee shall be at the time of the exercise of any said powers, stockholder, employee, officer, director, Trustee, partner or administrator of any entity in which the trust invests.
This section, however, shall in no way limit the rights of the Trustee to sell off any investment if in their absolute discretion such sale is deemed advisable.

7.7  Securities: The Trustee shall have all the rights, powers, and privileges
     ----------
of an owner of the securities held in trust, including, but not by way of limitation, the power to vote, give proxies, and pay assessments; to participate in voting trusts and pooling agreements (whether or not extending beyond the term of the trust); to enter into shareholders' agreements; to consent to foreclosure, reorganizations, consolidations, merger liquidations, sales, and leases, and, incident to any such action, to deposit securities with and transfer title to any protective or other committee on such terms as the trustee may deem advisable; and to exercise or sell stock subscription or conversion rights.

                                              THE STEVE Y. KIM LIVING TRUST p. 8

7.8  Investment Funds: The Trustee shall have the power to invest in mortgage
     ----------------
participations, in shares of investment trusts and regulated investment companies, including any under the control of any investment counsel employed by the trustee, in mutual funds, money market funds, and index funds that investors of prudence, discretion, and intelligence acquire for their own account.

7.9  Nominee's Name: The Trustee shall have the power to hold securities or
     --------------
other property in the Trustee's name as Trustee under this Trust, or in the Trustee's own name, or in the name of a nominee, or the Trustee may hold securities unregistered in such condition that ownership will pass by delivery.

7.10  Insurance: The Trustee shall have the power to carry, at the expense of
      ---------
the Trust, insurance of such kinds and in such amounts as the Trustee deems advisable to protect the Trust Estate against any damage or loss and to protect the Trustee against liability with respect to third parties.

7.11  Borrow - General: The Trustee shall have the power to borrow money and
      ----------------
to encumber or hypothecate trust property by mortgage, deed of trust, pledge, or by otherwise securing the indebtedness of the trust or the joint indebtedness of the Trust and a co-owner of trust property.

7.12  Loan: The Trustee shall have the power to loan money to any person,
      ----
including a trust beneficiary or the estate of a trust beneficiary, at prevailing interest rates and with or without security as the Trustee deems advisable.

7.13  Invest in Life Insurance: The Trustee shall have the power to acquire
      ------------------------
and maintain life insurance policies on the life of any person, including a trust beneficiary, and to exercise all rights of ownership granted to such policies.

7.14  Trade Options and Commodities: The Trustee shall have the power to buy,
      -----------------------------
sell and trade in securities of any nature (including "short" sales), to buy, sell and trade in commodities and commodity options, to buy and sell (covered or uncovered) equity and index options and otherwise deal in puts and calls, and to maintain and operate margin accounts and other accounts with brokers as security for loans and advances made to the Trustee. It is the Settlors intention that the Trustee be able to operate with respect to securities of any nature, commodities, puts and calls, equity and index options as any individual account could be so operated. The Trustees are allowed to appoint a third party fiduciary regarding the investment account.

7.15  Closely-Held Enterprises: It is anticipated that a major portion of the
      ------------------------
Trust Estate may consist of the common stock of XYLAN CORPORATION and that additional contributions may be made to the Trust of additional interests in said corporation or in other closely-held

                                              THE STEVE Y. KIM LIVING TRUST p. 9
enterprises. In addition to the powers otherwise set forth herein, and not by way of limitation, the Trustee is specifically authorized to own, hold and possess such stock and/or other interests as a part of all of the assets of the Trust Estate for the entire term of the trust, and to continue to invest the principal of the Trust Estate, and income if accumulated, in any such stock and/or interest. The Trustee, or an employee or other representative of the Trustee, is further authorized, but shall not be required, to serve on the board of directors or as an office of any such enterprise. The Trustee shall not be liable in any manner for any loss, should any loss occur, resulting from the retention or purchase of such stock and/or interests as part or all of the assets of the Trust Estate. The Trustee shall have the foregoing powers with respect to the retention or purchase of such stock and/or interests notwithstanding anything to the contrary contained in this Trust or contained in any rule of law or equity relating to the investment of trust funds, including any rule or law requiring diversification of assets. The foregoing powers shall not be limited by the fact that the Trustee, or a director, officer or employee of a corporate trustee, shall be at the time of the exercise of any of said powers, a stockholder, employee, officer, director, trustee, partner or administrator of any entity in which the trust invests. This Paragraph, however, shall not be deemed to be a limitation upon the rights of the Trustee to sell any property of the Trust Estate or to cease operation of any property or business if in its sole discretion such sale or ceasing of operations is deemed advisable.

7.16  Litigation:  The Trustee shall have the power to prosecute, defend,
      ----------
contest or otherwise litigate legal actions or other proceedings for the protection or benefit of a trust or trusts or the Trustees.

7.17  Compromise Claims:  The Trustee shall have the power to pay, compromise,
      -----------------
release, adjust or submit to arbitration any debt, claim or controversy against or in favor of the trust.

7.18  Additions to Trusts:  The Trustee shall have the power to accept
      -------------------
additional gifts, bequests and devises from any person who desires to contribute to the principal of any of the respective trusts herein created, including, without limitation, proceeds of insurance and proceeds of an employee benefit plan. Such acceptance of any additional gifts shall be in the sole and absolute discretion of the Trustee.

7.19  Employment of Professionals:  The Trustee shall have the power to
      ---------------------------
employ, discharge and compensate from the Trust Estate, accountants, lawyers, investment and tax advisors, agents and others to aid or assist in the management, administration and protection of the Trust Estate.

                                             THE STEVE Y. KIM LIVING TRUST p. 10

                                   ARTICLE 8
                              ACCOUNTING BY TRUSTEE
                              ---------------------

8.1  Private Accounting:  During the Settlor's lifetime and while the Settlor
     ------------------
is acting as a Trustee, no accounting shall be required. After the death of the Settlor, or in the event Settlor is not acting as a Trustee, in lieu of any other accountings that may be required by law, the Trustee, including the legal representative of a Trustee after a Trustee's death, may render an accounting from time to time regarding the transactions of any trust by delivering a written accounting to each competent adult beneficiary who is entitled to receive current income distributions from such trust. Said adult beneficiary or beneficiaries, as to the trust, shall have full power and authority on behalf of all persons interested therein to finally settle such account. Upon the settlement of such account, it shall be final and conclusive upon each and every person (whether or not then-living or ascertainable) who shall then or thereafter be interested in the principal or income of the trust with the same force and effect as the judicial settlement of such account. The settlement of such account, as aforesaid, shall constitute a full and complete discharge and release of the Trustee and his or her estate from all further liability, responsibility and accountability for or with respect to the acts and transactions of the Trustee as disclosed in such account. The Trustee shall not be required to render an annual accounting as to any trust hereunder, unless requested to do so in writing by the beneficiary or beneficiaries of such trust who are entitled to accountings under this article.

8.2  Beneficiaries Under Disability:  If there is no competent beneficiary of
     ------------------------------
a trust to whom an accounting can be made, the Trustee may render an accounting to each beneficiary of such trust under disability, by delivering a written accounting to the natural or legal guardian of his or her person or estate, his or her attorney-in-fact or personal representative. The settlement of an account by said guardian, attorney-in-fact or personal representative shall have the same force and effect with respect to all persons and with respect to discharge and liability of the Trustee and his or her estate as provided hereinabove.

8.3  Failure to Approve:  If any beneficiary or a person entitled to settle an
     ------------------
account for him or her fails to give a written approval to an accounting, such accounting shall be deemed settled and approved, and the Trustee and his or her estate shall be discharged and released from all liability, as provided hereinabove, unless such beneficiary or such person shall deliver a written objection to the Trustee or the Trustee's legal representative within ninety
(90) days of receipt of the Trustee's account.

                                             THE STEVE Y. KIM LIVING TRUST p. 11

                                   ARTICLE 9
                        TRUST ADMINISTRATION PROVISIONS
                        -------------------------------

9.1  Introduction:  The following additional trust provisions shall apply under
     ------------
this instrument.

9.2  Spendthrift Clause:  The interests of Trust beneficiaries under this
     ------------------
Trust Declaration shall not be transferable by voluntary assignment and, to the extent permissible by law, shall be free from execution, attachment, bankruptcy and other procedures for the satisfaction of creditor's claims.

9.3  Notice of Events:  Until the Trustee shall receive written notice of any
     ----------------
birth, marriage, death, or other event upon which the rights to payments from the Trust Estate may depend, the Trustee shall incur no liability for disbursements made in good faith to persons whose interests may have been affected by that event as though such event had not occurred.

9.4  Discretion to Select Payee:  Where the Trustee is authorized hereunder to
     --------------------------
distribute any income or principal to or use or expend any income or principal for a minor, or an incompetent person, such distribution may, at the sole discretion for the Trustee, be made to such beneficiary directly or to any person having actual custody of such beneficiary, without intervention of a guardian or conservator, or the Trustee may expend the income or principal for the benefit of such beneficiary or distribute it to a guardian or conservator.

9.5  Principal and Income Determination:  Except as otherwise provided in this
     ----------------------------------
trust instrument, the Trustee shall have the power, exercisable in the Trustee's discretion, to determine what is principal or income of the Trust Estate and to apportion and allocate receipts and expenses and other charges between these accounts.

9.6  Guidelines for Discretionary Distributions:  In making discretionary
     ------------------------------------------
distributions, the Trustee may consider any other income or resources of the beneficiary, including the beneficiary's ability to obtain gainful employment and the obligation of others to support the beneficiary, known to the Trustee and reasonably available for the purposes stated herein. Notwithstanding anything herein to the contrary, a Trustee who is under a legal obligation to support and educate a beneficiary shall not have the power to make any payments of income or principal to or for the benefit of such beneficiary in satisfaction of such legal obligation of support and education.

9.7  Termination When Share is Small:  If the Trustee determines, in its
     -------------------------------
discretion, that the size of a trust does not warrant the cost of continuing that trust or that continued administration of any trust would be impractical for any reason, the Trustee, without further responsibility or liability, may transfer such trust property outright to the person or persons then entitled to the income from it, in the proportions in which income would have been held for or distributed to them.

                                             THE STEVE Y. KIM LIVING TRUST p. 12

9.9   Ultimate Distribution:  If at any time before full distribution of the
      ---------------------
Trust Estate, Settlor and all the Settlor's issue are deceased and no other disposition of the Trust Estate is directed by this instrument, the remaining portion of the Trust Estate shall be distributed to the legal heirs of the Settlor. The identity and shares of such legal heirs shall be determined in accordance with the laws of succession of the State of California.

9.10  Power Regarding Distributions:  Upon any division or partial or final
      -----------------------------
distribution of the Trust Estate, to partition, allot and distribute the Trust Estate in undivided interests or in kind, or partly in money and partly in kind, at valuations determined by the Trustees and to sell such property as the Trustees may deem necessary to make division or distribution. In this regard, the Trustee may, but shall not be required to, (1) purchase and deliver to the beneficiary receiving the distribution on or more of the following: a restricted savings account, certificate of deposit, annuity, endowment or other asset which restricts the beneficiary's ability to convert the asset into cash,
(2) distribute the assets to a custodian for the benefit of a minor beneficiary under the Uniform transfer to Minors Act and/or (3) distribute the assets to a Trustee of a trust for the benefit of the beneficiary containing terms of distribution of income and principal which are substantially similar to the terms thereof.

9.11  Power to Merge Trusts:  Trusts for the benefit of Settlor's issue may be
      ---------------------
established under Wills or trusts created by him. Provided that the terms of such trusts are substantially identical, in order to lessen the cost of trust administration, the Trustees are authorized to merge the trusts established under this instrument for the benefit of such issue with and into the assets of corresponding trusts established by Settlor or, conversely, to permit the assets of said trusts to merge with and into the assets of such trusts established under this instrument.

9.12  Termination of Trusts:  Each trust created under this instrument shall
      ---------------------
terminate, in no event, no later than the date of death of the Settlor and all of the Settlor's issue living at the date of death of the Settlor. Upon termination, the Trustee shall distribute the remaining trust assets to those individuals, and in the same proportion, who are entitled to receive current income distributions from the trust.


                                  ARTICLE 10
                                NO-CONTEST CLAUSE
                                -----------------

10.1  Forfeiture of Interest:  If any beneficiary or beneficiaries of this
      ----------------------
Declaration of Trust shall contest this Declaration or in any manner attempt to have it or any of the trusts or beneficial interests created by it declared invalid, such person or persons shall receive no benefits from, or interests under, this Declaration, and the trusts herein established shall be administered and distributed as if such person or persons had died before Settlor; provided, however, that nothing in

                                             THE STEVE Y. KIM LIVING TRUST p. 13
this paragraph shall apply to the Settlor. The Trustee is hereby authorized to defend, at the expense of the trusts, any contest or other attack of any nature on these trusts or any of their provisions.


                                  ARTICLE 11
                            MISCELLANEOUS PROVISIONS
                            ------------------------

11.1  Governing Law:  California law shall govern the validity, construction,
      -------------
interpretation and administration of all trusts created under this instrument. Provided, however, that the Trustee shall have the discretion, exercisable at any time, and from time to time, to administer any trust created herein pursuant to the laws of any jurisdiction in which the Trustee may be domiciled, or the Trust Estate may be sitused by executing and acknowledging a written instrument to that effect, and, if the Trustee so exercises its discretion, as provided above, the Trust Estate so effected shall be governed by the laws of the jurisdiction so selected.

11.2  Severability:  If any provision of this Declaration is declared invalid
      ------------
or unenforceable, the remaining provisions shall nevertheless be carried into effect.

11.3  Titles, Gender, Plural:  The titles designating the articles herein
      ----------------------
shall not be used in interpretation hereof and shall have no impact on the actual provisions or directions contained herein. All references to the singular are to the plural, and vice versa, where appropriate, and all references to the masculine include the feminine and neuter, and vice versa, as appropriate.

11.4  Child and Issue Defined:  The term "child" as used in this instrument
      -----------------------
shall mean ALBERT YOUNG KIM and AMY YOUNG KIM. The term "issue" as used in this instrument shall mean the above named children and their lineal descendants, whether by blood or by adoption, provided such adoptee is under age eighteen
(18) at the time of adoption.

11.5  Definition of "Education":  The term "education", if profitably pursued
      -------------------------
in the discretion of the Trustee, shall include, without limitation, private primary and secondary schooling, vocational training, study at an institution of higher learning and graduate and professional education, and shall encompass not only tuition, but also costs incidental to education, including, without limitation, books, travel, suitable clothing, and room and board.



                     (This space intentionally left blank)



                                             THE STEVE Y. KIM LIVING TRUST p. 14

                                   ARTICLE 12
                            EXECUTION AND DECLARATION
                            -------------------------

Executed at Calabasas, California, this 12 day of January, 1998.


                                                     /s/ STEVE KIM
                                                     ---------------------
                                                     STEVE Y. KIM, TRUSTEE


                             DECLARATION OF SETTLOR
                            -----------------------

          I hereby certify that I have read the foregoing Declaration of Trust and that it correctly states the terms and conditions under which the Trust Estate is to be held, managed and disposed of by the Trustee. I approve the Declaration of Trust in all particulars, and the Trustee has executed and accepted this Trust at my request.


DATED:                                               /s/ STEVE KIM
                                                     ---------------------
                                                     STEVE Y. KIM, SETTLOR


                                 ACKNOWLEDGEMENT

STATE OF CALIFORNIA     )
COUNTY OF LOS ANGELES   )

On January 12, 1998, before me, a Notary Public in and for said County and State, personally appeared STEVE Y. KIM, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.


                                                     /s/ IMELDA LARA
                                                     ---------------
                                                     Notary Public
[SEAL OF NOTARY PUBLIC]


                                             THE STEVE Y. KIM LIVING TRUST p. 15

                        ASSIGNMENT OF PERSONAL PROPERTY


          STEVE Y. KIM hereby assigns all his right, title and interest in and to all of his personal property, including, but not limited to, all furniture and furnishings, fine arts, antiques and jewelry, to STEVE Y. KIM as Trustee of the STEVE Y. KIM LIVING TRUST, effective January 12, 1998.


                                                    /s/ STEVE KIM
                                                    -----------------------
                                                    STEVE Y. KIM


                                ACKNOWLEDGEMENT

STATE OF CALIFORNIA             )
COUNTY OF LOS ANGELES           )

On January 12, 1998, before me, a Notary Public in and for said County and State, personally appeared STEVE Y. KIM, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.


                                                       /s/ IMELDA LARA
                                                       ---------------------
                                                       Notary Public
[SEAL OF NOTARY PUBLIC]

                                             THE STEVE Y. KIM LIVING TRUST p. 16

                                   EXHIBIT A
                         THE STEVE Y. KIM LIVING TRUST
                   (annexed to Trust dated January 12, 1998)

Upon the death of the Settlor, the following items of tangible personal property shall be distributed to the designated beneficiary:

Item                     Beneficiary      Date          Settlor Initials
----                     -----------      ----          ----------------



                                                                   kim\steve.trt

                                             THE STEVE Y. KIM LIVING TRUST p. 17